Exhibit 99.3

PRELIMINARY COPY

Internet Availability of Proxy Materials

We are furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. The accompanying Notice of Special Meeting and Proxy Statement/Prospectus are available for viewing, printing and downloading at: www.______________ ..

WESTERN SIZZLIN CORPORATION
401 Albemarle Ave SE
Roanoke, Virginia 24013

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Sardar Biglari and Robyn B. Mabe as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them acting singly, to represent and vote, as designated below, all the shares of common stock, par value $0.01 per share, of Western Sizzlin Corporation, a Delaware corporation (the ‘‘Company’’) held of record by the undersigned at the close of business on ________, 2010 at the Special Meeting of Stockholders to be held on _________, 2010 at _________ a.m., _________ time, at _____________, or any adjournment or postponement thereof (the “Special Meeting”), and authorizes and instructs said proxies to vote in the manner directed below.

Please specify your vote by checking the box above your choice for each of the proposals.

1.
To adopt the Agreement and Plan of Merger, dated as of October 22, 2009, as it may be amended from time to time, among The Steak n Shake Company (‘‘Steak n Shake’’), Grill Acquisition Corporation, a wholly-owned subsidiary of Steak n Shake (‘‘Merger Sub’’), and the Company and approve the merger of Merger Sub with and into the Company, as a result of which the Company will be the surviving corporation and will be a wholly owned subsidiary of Steak n Shake (the “Merger Proposal”).

☐	☐	☐
FOR	AGAINST	ABSTAIN

2.
To approve the adjournment or postponement of the Special Meeting, if necessary or appropriate in the judgment of the Chairman, to solicit additional proxies if there are an insufficient number of votes at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

☐	☐	☐
FOR	AGAINST	ABSTAIN

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR all of the proposals set forth above. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting. If you wish to vote by telephone or via the Internet, please read the directions on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears above.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature

Signature if held jointly

Dated: ______________, 2010

YOUR VOTE IS IMPORTANT! YOU CAN VOTE YOUR PROXY IN ONE OF THREE WAYS:

1	By Mail: By completing the enclosed proxy card, signing and dating it and mailing it in the enclosed post-prepaid envelope.

2
By Telephone: By following the instructions on your proxy card. The telephone number is toll-free, so voting by telephone is at no cost to you. If you vote by telephone, you do not need to return your proxy card. The number is _____________.

3
On the Internet: By following the instructions on your proxy card and the onscreen instructions at the website www._____________ . If you vote via the Internet, you do not need to return your proxy card.